EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm as "Experts" in the Registration Statement (Form S-3) of Image Sensing Systems, Inc. and to the incorporation by reference of our report dated February 11, 2000 with respect to the consolidated financial statements of Image Sensing Systems, Inc. for the year ended December 31, 1999, included in its Annual Report (Form 10-KSB) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                          /s/ Ernst & Young LLP

Minneapolis, Minnesota
July 17, 2000